PRESS RELEASE

For Immediate Release

Date: August 27, 2015
Contact: Chris Courtney/Rick McCarty
Phone: (209) 848-2265
www.ovcb.com

OAK VALLEY BANCORP AND MOTHER LODE BANK ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT

OAKDALE, CA – Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, announced the signing of a definitive agreement to acquire **Mother Lode Bank** (OTC: MOLB) of Sonora, California.

"Mother Lode Bank is a natural fit for Oak Valley Community Bank's service culture," stated Chris Courtney, President and CEO. "We are committed to serving Sonora and the surrounding foothill communities and we intend to continue to serve Mother Lode's customers from Oak Valley's branch network, including our new Sonora branch which is scheduled to open in December 2015," Courtney said.

"This is an attractive opportunity for Oak Valley to deploy capital and supplement our organic growth strategy. We anticipate there will be meaningful synergies from the acquisition and we expect to recapture Mother Lode's deferred tax assets," Courtney concluded.

The merger agreement was approved unanimously by the boards of directors of each company. The transaction is expected to close at the end of the fourth quarter of 2015, subject to regulatory approvals, the approval of Mother Lode shareholders and other customary closing conditions. Each member of the Board of Directors of Mother Lode Bank has agreed to vote all of his shares of common stock in favor of the transaction and to recommend that all other shareholders of Mother Lode Bank also vote in favor of the transaction. Under the terms of the merger agreement Oak Valley Bancorp will acquire all of the outstanding common stock of Mother Lode Bank in exchange for $7.3 million in cash consideration, or $1.65 per share of common stock, subject to certain potential adjustments stipulated in the merger agreement. It is anticipated the transaction will be accretive to Oak Valley's earnings per share beginning in 2016.

Upon completion of the transaction, Mother Lode Bank will merge with and into Oak Valley Bancorp. H. Randolph Holder, a current director of Mother Lode Bank, is expected to join the

Board of Directors for Oak Valley Bancorp and Oak Valley Community Bank upon closing. Oak Valley will continue to deliver the high-level of personal service that Mother Lode customers are accustomed to, with an expanded branch network and a broad range of products and services.

"Our annual strategic planning process included a review of the current banking environment and opportunities for enhancement of shareholder value, which resulted in consideration of a potential business combination with a partner that has demonstrated a commitment to delivering premier customer service and a proven track record of community support. Oak Valley certainly fit the bill on both counts," stated Pete Kerns, Chairman of the Board of Mother Lode Bank.

D.A. Davidson & Co. served as financial advisor to Oak Valley Bancorp and Squire Patton Boggs (US) LLP served as legal counsel to Oak Valley Bancorp. MJ Capital Partners, LLC served as financial advisor to Mother Lode Bank and Dodd Mason George LLP served as legal counsel to Mother Lode Bank.

About Oak Valley Bancorp

Oak Valley Bancorp currently operates through 15 branch offices in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, Tracy, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop.

For more information, please call 1-866-844-7500 or visit www.ovcb.com.

About Mother Lode Bank

Mother Lode Bank currently operates 2 branch offices in Sonora, California. As of June 30, 2015, Mother Lode had $70.7 million in assets, $49.1 million in loans, and $65.3 million in deposits.

Forward-Looking Statements

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include any problems related to the acquisition and integration of Mother Lode Bank, fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

###

OAK VALLEY
BANCORP

NASDAQ: OVLY

Oak Valley Bancorp to Acquire Mother Lode Bank

August 27, 2015

Forward Looking Statement

This presentation includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include any problems related to the acquisition and integration of Mother Lode Bank, fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

OAK VALLEY BANCORP

Acquisition Rationale

- In-market consolidation of Mother Lode Bank (MLB) which is headquartered in Sonora, CA
  - MLB operates 2 branches with $70.7 million in assets, $49.1 million in loans and $65.3 million in deposits
- Attractive deposit base with 42.6% noninterest bearing deposits and 91.1% non-CDs with cost of deposits of 0.06% - no brokered deposits
- Opportunity to recognize significant cost savings in excess of 60.0% of MLB's noninterest expense
- Financially attractive for OVLY
  - 11.3% accretion to earnings per share in 2017
  - Internal rate of return in excess of 20.0%
  - Approximately 3-year payback period to tangible book value per share

Strategically compelling acquisition with attractive pro forma financial impact

Source: SNL Financial, as of 6/30/2015

OAK VALLEY BANCORP

Branch Map and Market Share

Pro Forma Branch Footprint



Citrus Heights
Woodland
Davis
Folsom
Placerville
South Lake Tahoe
Sacramento
Vacaville
Fairfield
Jackson
San Andreas
Vallejo
Lodi
Concord
Oakland
Stockton
Hayward
Fremont
Modesto
Manteca
Turlock
San Jose
Gilroy
Merced
Atwater
Mariposa
U N I T E D S T
C A L I F O R N I A
Hawthorne
Bridgeport
Mammoth Lakes
Bishop

Sonora, CA



Sonora
C A L I F O R N I A
Mono Way
OVLY Branch
Pending OVLY Branch
MLB Branch

- Both MLB branches will be consolidated into OVLY's branches in Sonora, CA
  - OVLY currently has 1 branch in Sonora and will be opening a 2nd branch in December 2015 (as previously announced)
- Ranked 3rd for deposit market share with 15.2% of total deposits on a pro forma basis

Deposit Market Share – Sonora, CA

Rank	Institution (State)	Number of Branches	Deposits in Market	Deposit Growth (1-Year)	Market Share
1	Wells Fargo & Co. (CA)	2	$ 214,086	2.1%	28.0%
2	Bank of America Corp. (NC)	2	$ 170,827	2.9%	22.4%
3	Pro Forma - Oak Valley Bancorp	3	$ 116,364		15.2%
3	Umpqua Holdings Corp. (OR)	2	$ 90,157	-3.2%	11.8%
4	BBVA	1	$ 69,555	49.2%	9.1%
5	**Mother Lode Bank (CA)**	**2**	**$ 58,985**	**1.6%**	**7.7%**
6	**Oak Valley Bancorp (CA)**	**1**	**$ 57,379**	**-2.8%**	**7.5%**
7	1867 Western Financial Corp. (CA)	1	$ 56,185	0.0%	7.4%
8	Westamerica Bancorp. (CA)	1	$ 46,448	-10.8%	6.1%
	Total For Institutions In Market	**12**	**$ 763,622**	**3.1%**	

Note: All dollars in thousands
Source: SNL Financial. Deposit data as of 6/30/2014

OAK VALLEY BANCORP

Transaction Overview

Consideration	▪ Aggregate consideration of $7.3 million, or $1.65 per share of MLB common stock ▪ 100.0% cash consideration ▪ Price / adjusted tangible book value(1) of 108.5% and core deposit premium of 0.92%
Compelling Pro Forma Impact to OVLY	▪ Earnings per share accretion of 8.5% in 2016 and 11.3% in 2017 ▪ Internal rate of return in excess of 20.0% ▪ 4.4% dilution to tangible book value per share with payback period of approximately 3-years ▪ Strong pro forma capital levels – leverage ratio of 8.9% and risk based capital ratio of 12.8%
Cost Savings	▪ Estimated cost savings in excess of 60.0% of MLB's annual noninterest expense, or $2.0 million fully phased-in
Deferred Tax Assets	▪ $1.7 million deferred tax asset expected to be recognized at closing from MLB's historical NOLs
Other Key Assumptions	▪ Fair value adjustment on loans of 4.95%, or approximately $2.4 million ▪ Pre-tax merger related expenses of $2.3 million
Due Diligence	▪ Performed due diligence, including on-site credit review and 3rd party fair value review
Closing and Approvals	▪ Expected closing in Q4 2015 ▪ Customary required approvals from regulators and approval from MLB's shareholders

(1) MLB's tangible book value as of 6/30/2015, with adjustment to include recognition of deferred tax asset

OAK VALLEY BANCORP

Loan and Deposit Mix

Loan Portfolio Mix

OVLY



Commercial Real Estate 64.0%
Farm 6.1%
Commercial & Industrial 9.4%
Agricultural Production 2.8%
Other 0.1%
Construction & Development 6.5%
1-4 Family 4.4%
Multi-Family 6.7%

MLB



Commercial Real Estate 40.1%
Multi-Family 3.5%
1-4 Family 26.4%
Commercial & Industrial 19.1%
Consumer 0.5%
Construction & Development 10.3%

Combined



Commercial Real Estate 61.7%
Farm 5.5%
Commercial & Industrial 10.3%
Agricultural Production 2.5%
Consumer 0.2%
Construction & Development 6.9%
1-4 Family 6.5%
Multi-Family 6.4%

Deposit Mix

OVLY



Noninterest-Bearing Demand 30.3%
NOW & Interest-Bearing Demand 16.6%
CDs > $100k 4.5%
CDs < $100k 2.4%
Savings 7.3%
MMDA 38.9%

MLB



Noninterest-Bearing Demand 42.6%
NOW & Interest-Bearing Demand 11.1%
MMDA 12.2%
CDs > $100k 4.0%
CDs < $100k 4.9%
Savings 25.2%

Combined



Noninterest-Bearing Demand 31.4%
NOW & Interest-Bearing Demand 16.1%
CDs > $100k 4.4%
CDs < $100k 2.6%
Savings 8.9%
MMDA 36.6%

Source: SNL Financial, as of 6/30/2015

Concluding Thoughts

- Adds scale to an existing market for OVLY
- Attractive, low cost, core deposit base
- Effective use of capital resources
- Accretive to earnings per share beginning in 2016
- In-line with OVLY's strategic plan for a mix of organic and acquisitive growth
- Enhances long term shareholder value